SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant Sec.240.14a-12

BELLAVISTA CAPITAL, INC.
 (Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PLEASE READ THIS PAGE
AND
COMPLETE YOUR PROXY

YOUR VOTE IS IMPORTANT !

A Quorum is required for the Company to hold its Annual Shareholders Meeting.  A Quorum, more than 50% of the outstanding shares, must be represented, so we need your vote, either by mailing in your proxy or your attendance at the meeting.

If a Quorum is not represented through a combination of your proxies or your attendance then the Company is required to adjourn the Annual Meeting and reschedule it until such time as the Company reasonably believes a Quorum will be represented.  This will involve significant additional costs and efforts because the Company would be required to mail a second meeting notice package, rent a meeting space a second time and make the additional required SEC filings.

Regardless of whether you plan on attending the meeting, please:

•	REVIEW THE MATERIAL
•	COMPLETE, SIGN and DATE THE ENCLOSED PROXY
•	RETURN IT IN THE ENCLOSED STAMPED ENVELOPE

MAKE YOUR VOTE COUNT.

BELLAVISTA’S ANNUAL SHAREHOLDER MEETING

JULY 21, 2011 AT 2.00 PM PACIFIC TIME
THE JEWISH COMMUNITY CENTER (JCC)
14855 OKA ROAD, LOS GATOS, CALIFORNIA

BellaVista Capital, Inc.

15700 Winchester Boulevard
Los Gatos, CA 95030
(408) 354-8424

Notice of Annual Meeting of Shareholders

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of  BellaVista Capital, Inc., a Maryland corporation (the "Company"), for the fiscal year ended September 30, 2010, to be held on Thursday, July 21, 2011, at 2:00 PM, Pacific Daylight Time, at the the Jewish Community Center (JCC), 14855 Oka Road, Los Gatos, California, for the following purposes:

1.	The election of one Class II Director to serve until the Company's Annual Meeting of Shareholders for the year ended September 30, 2013, or until such director’s successor is elected and qualified;

2.	For an advisory and non-binding vote on the compensation of our named executive officer;

3.	For an advisory and non-binding vote on the frequency of future advisory votes on the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice.  The Board of Directors has fixed the close of business on June 30, 2011, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

Management desires to have a maximum representation of shareholders at the Annual Meeting.  Only shareholders entitled to notice and to vote, and other invited guests of the Company, shall attend.  The Company may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting.  In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope.  A shareholder may revoke a proxy by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

    By Order of the Board of Directors

Los Gatos, California                                                                        Patricia Wolf
June 25, 2011                                                                                     Secretary

YOUR VOTE IS IMPORTANT.
A QUORUM IS NEEDED TO HOLD THE ANNUAL MEETING.
WHETHER OR NOT YOU PLAN TO ATTEND,
PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY,
AND PROMPTLY RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

BellaVista Capital, Inc.

15700 Winchester Boulevard
Los Gatos, CA 95030
(408) 354-8424

Proxy Statement
Annual Meeting of Shareholders for the Year Ended September 30, 2010
To Be Held July 21, 2011

GENERAL INFORMATION

The Board of Directors of BellaVista Capital, Inc., a Maryland corporation (the “Company”), is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Tuesday, July 21, 2011, at 2:00 PM Pacific Daylight Time, at the Jewish Community Center (JCC), 14855 Oka Road, Los Gatos, California, and at any adjournment or postponement thereof.  Shareholders were notified of the meeting on or about June 25, 2011, and this proxy statement and the accompanying proxy are being provided to shareholders beginning on or about June 25, 2011.

It is proposed that at this Annual Meeting: we (i) elect one Class II Director to serve on our Board of Directors for the ensuing three year term, (ii) hold an advisory and non-binding vote on the compensation of our named executive officer, and (iii) hold an advisory and non-binding vote on the frequency of the future advisory votes on the compensation of our named executive officers.

Voting of Proxies

The only class of the Company’s capital stock currently outstanding is its common stock.  Shares of the common stock represented by all properly executed proxies received in time for the scheduled meeting will be voted in accordance with the choices specified in the proxies.  If multiple proxies are received with respect to the same shares, the latest dated proxy will be voted with respect to those shares.  See “Revocability of Proxies” below.  Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominee named in this proxy statement as the Class I director, FOR approval of the compensation arrangements for the Company’s executive officer, and FOR holding non binding advisory votes on compensation of named executive officer once every three years.

In the event that a quorum is not present at the time the annual meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the shareholders entitled to vote at the annual meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting.  If the Company proposes to adjourn the annual meeting by a vote of shareholders, the persons named in the enclosed form of proxy will vote all shares of stock for which they have voting authority in favor of such adjournment.

The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein.  To date, the Company has not received any shareholder proposals.  If any other matter of which the management and Board of Directors are not now aware is presented properly to the shareholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Voting Rights

Holders of shares of BellaVista Capital, Inc.’s common stock, par value $0.01 per share, at the close of business on June 30, 2011, the record date, are entitled to notice of, and to vote at, the annual meeting.  As of June 25, 2011, a total of 11,171,433 shares of the Company’s common stock were outstanding.  Each share of common stock outstanding on the record date and the date of the annual meeting is entitled to one vote on the matter presented at the meeting, including one vote for the director to be elected at the annual meeting.  The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the meeting.  If a quorum is present, (1) a plurality of the votes cast at the annual meeting is required for election of a director, and (2) the affirmative vote of the majority of the shares present, in person or by proxy, at the annual meeting and entitled to vote is required for all other matters.  Cumulative voting in the election of directors is not permitted and vote allocated to each share for each director position to be elected must be cast for a separate nominee.

Solicitation of Proxies

This solicitation is being made on behalf of the Company’s Board of Directors.  The costs of this solicitation by the Board of Directors will be borne by BellaVista Capital, Inc.  Proxy solicitations will be made by mail and electronic mail.  They also may be made by members of Company management by personal interview, telephone, facsimile transmission, and telegram.  BellaVista Capital, Inc. does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $5,000, plus reasonable out-of-pocket expenses.  Assuming no such third party solicitation costs are incurred, the total costs to the Company for this solicitation which will consist primarily of the legal, printing and mailing costs, are expected to be approximately $5,000.  Total costs incurred to date have been approximately $2,500.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Company’s Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

Additional Materials

A Notice of Meeting and a form of Proxy are included with the mailing of this proxy statement.  A copy of the Company’s combined Annual Report to Shareholders and Form 10-K Annual Report for its fiscal year ended September 30, 2010, as filed with the Securities Exchange Commission on June 9, 2011, which includes the Company’s audited financial statements for the fiscal year, also is included with the mailing of this proxy statement.  The combined Annual Report to Shareholders and Form 10-K Annual Report is not to be considered a part of these proxy solicitation materials.  An additional copy of the Form 10-K Annual Report, including exhibits, as well as copies of the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009, and March 31 and June 30, 2010, will be furnished without charge to beneficial owners of shares or shareholders of record upon request to BellaVista Capital, c/o Patti Wolf, 15700 Winchester Boulevard, Los Gatos, CA 95030; or by calling Ms. Wolf at (480)-563-3351 – (please note, 480 is the correct area code).

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Our Board of Directors consists of the number of persons as shall be fixed by the Board of Directors from time to time by resolution, to be divided into three classes, designated Class I, Class II and Class III, with each class to be as nearly equal in number of directors as possible.  The Board currently consists of three directors, one of each of the foregoing classes.  At each annual meeting, the term of one class of directors ends and the successor to each seat held by that class of directors is to be elected to hold office for a term of three years, and until a successor is elected and qualified.   The Class II directors’ term of office is scheduled to end as of the annual meeting date for the fiscal year ended September 30, 2010.  Accordingly, the term of Jeffrey Black, the sole Class II director, ends as of the meeting to which this proxy solicitation relates.  Mr. Black has been nominated by the Board and has agreed to stand for election as the Class II director whose term in office will be three years ending on the date of the annual meeting of shareholders for the fiscal year ended September 30, 2013.

The proxy holder intends to vote all proxies received by the proxy holder in the accompanying form of proxy FOR the Board’s nominee for Class II director, Jeffrey Black, unless otherwise specified by the shareholder.  In the event the nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies for such nominee will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  In the event that additional persons are nominated for election as director, the proxy holder intends to vote all proxies received for Jeffrey Black and against any other nominees.  As of the date of this proxy statement, the Board of Directors is not aware that the nominee is unable or will decline to serve as a director.  As noted above, the nominee currently serves on the Company’s Board of Directors.

The election to the Board of Directors of the nominee identified in this proxy statement will require the affirmative vote of a plurality of the outstanding shares of the Company’s common stock present in person or represented by proxy at the annual meeting, provided a quorum (more than 50% of the outstanding shares) is represented at the meeting in person or by proxy.  An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEE IDENTIFIED BELOW.

Nominee to Board of Directors

Name	Position with the Company	Class and Expiration of Term

Jeffrey Black	Director	Class II Term will expire at the annual meeting of shareholders for the Fiscal Year ended September 30, 2013

Set forth below is additional information regarding the foregoing nominee.

Jeffrey Black, age 57 is a Senior Vice President in the Silicon Valley office of CBRE, a national real estate company, where he has worked since 2009.  In his 35 years as a real estate broker, he has concluded real estate transactions in excess of $2 billion.  Notable clients that Mr. Black has represented include eBay, Altera, Amdahl, AT&T, Exxon Corporation, Marriott, TRW Corporation, Thermo Scientific, Steelcase, Advanced Micro Devices and Ernst & Young.  He has been named one of the Top 225 Brokers Nationwide (CBRE 2010); No. 4 Broker in Silicon Valley (San Jose Business Journal 2003); the Hall of Fame Award (Association of Silicon Valley Brokers 1997).  Mr. Black has a Bachelor’s of Science and Commerce degree in Finance from Santa Clara University.

For additional information about the incumbent Board members and the operation of the Board of Directors, see below under “Board of Directors.”

PROPOSAL NO. 2

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICER

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officer as disclosed in this proxy statement in accordance with the SEC’s rules.   See the discussion in this proxy statement under the caption “Executive Compensation.”

The Company is asking its stockholders to indicate their support for the compensation of the named executive officer as disclosed in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation paid to the named executive officer. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officer. Accordingly, we are asking the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that BellaVista Capital Corporation’s shareholders approve, on an advisory basis, the compensation of its named executive officer, as disclosed in the proxy statement for the  Annual Meeting of Shareholders for the fiscal year ended September 30, 2010, pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The affirmative vote of a majority of the outstanding shares of the Company’s common stock present in person or represented by proxy at the annual meeting, provided a quorum (more than 50% of the outstanding shares) is represented at the meeting in person or by proxy, is required for the adoption of this proposal.  An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

This “say-on-pay” vote is advisory, and therefore is not binding on Company.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables the stockholders to indicate how frequently the Company should seek an advisory vote (non-binding) on the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, which is also advisory and non-binding, stockholders may indicate whether they would prefer an advisory vote on the compensation of the named executive officers every year, once every two years, or once every three years.

The Board of Directors has determined that an advisory vote on compensation of our named executive officers that occurs once every three years is the most appropriate alternative. The Board believes that, given the limited business activity of the Company, and the straightforward contractual compensation arrangement with its sole executive officer, a review every three years, the maximum period allowed under the new law, will nevertheless allow shareholders to provide any necessary input on the executive compensation arrangements disclosed in the proxy statement each year.

The proxy card provides the stockholders with the opportunity to choose among four alternatives with respect to this proposal (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be simply voting to approve or disapprove the Board’s recommendation.

The alternative that receives the greatest number of votes (holding the vote every one, two or three years) will be the frequency that stockholders choose. Abstentions will not be taken into account in determining the outcome of the vote.

The vote on the frequency of the “say on pay” vote is advisory and nonbinding.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ONCE EVERY THREE YEARS.

Board of Directors

The incumbent members of the Board of Directors other than Mr. Black, also an incumbent and nominated for re-election as discussed above, are identified in the following table, including the class and expiration of their respective terms.  The year of expiration in each case refers to the annual meeting of shareholders for the fiscal year ended September 30 of the stated calendar year.

Name	Position with the Company	Class and Expiration of Term

Patricia Wolf	Director and Secretary	Class I Term expires at the annual meeting of shareholders for the fiscal year ended September 30, 2012
William Offenberg	Chairman of the Board, Chief Executive Officer and Chief Financial Officer	Class III Term expires at the annual meeting of shareholders for the fiscal year ended September 30, 2011

Directors’ Meetings and Committees

The Board of Directors has not established separate standing audit, nominating or compensation committees or committees performing similar functions.

The full Board of Directors acts as the audit committee for all purposes relating to communications with the auditors and responsibility for oversight of the audit.  The Board has not adopted any written charter governing its activity as the de facto audit committee.

The full Board also acts as the nominating committee.  The Board has no nominating committee charter, nor does it have any express policy with respect to consideration of director candidates recommended by securities holders.  The Board believes that, in consideration of the size of the Company, its limited shareholder group, the lack of any public trading market for its securities and the limited resources available to the Board, that maintaining a standing nominating committee and nominating committee charter is not practical or in the best interests of the Company and its shareholders.  All members of the Board have participated in the nomination process when in office, and all members of the sitting Board are expected in the future to participate in the nomination process.   There have been no changes during the past year in the procedures for nomination or by which shareholders may recommend nominees to the Board.

During fiscal year ended September 30, 2010, the Board of Directors met 12 times, comprised of four quarterly meetings, 7 monthly meetings, one shareholder meeting and no additional special meetings.  Meetings are generally held at the Company's offices and all Board members attend in person unless that director cannot be present in person.  In such cases, directors attend the meeting telephonically.

Shareholders may communicate directly with any director.  Any shareholder wishing to communicate with a director may send a written communication addressed to the director to the Company’s Chief Executive Officer, William Offenberg, who will transmit the communication to the addressed director.

Compensation of Directors

Director William Offenberg also serves as chief executive officer and chief financial officer of the Company.  All directors are entitled to receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors.  Set forth below is a table summarizing compensation paid to directors for service on the Board during the most recent fiscal year ended September 30, 2010.

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Offenberg	$42,000	0	0	0	0	0	$42,000
Robert Puette	$16,500	0	0	0	0	0	$16,500
Patricia Wolf	$32,000	0	0	0	0	0	$32,000
Jeffrey Black	$34,500	0	0	0	0	0	$34,500

As Chairman of the Board and director, Mr. Offenberg received $35,000, Mr. Black and Ms. Wolf each received $25,000 for their participation in our standard board meetings.  All directors are also compensated $1,000 for each additional meeting they attend, other than the regular quarterly board meetings.

Our charter obligates us to indemnify our directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law.  The Maryland General Corporation Law, the "Maryland GCL'', permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Compensation Committee Interlocks

No interlocking relationship exists between the Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Officers of the Company

Our sole executive officer and his positions as of the date of this Proxy Statement are:

Name	Position

William Offenberg	Chief Executive Officer and Chief Financial Officer

Executive officers are appointed by the Board of Directors, serve at the Board’s pleasure and may be removed from office at any time without cause.  There are no family relationships among the directors and officers.  The Company does not currently have a stock option or deferred compensation plan.  The Company has no change of control or “golden parachute” compensation plan.

Executive Compensation

On September 25, 2007, the Company entered into an agreement to compensate William Offenberg as Executive Chairman of the Board, which later transitioned to Mr. Offenberg’s assumption of the roles of both Chief Executive Officer and Chief Financial Officer.  On a monthly basis Mr. Offenberg prepares and submits to the Company a report detailing the matters and time he expended on such matters in fulfilling his role as the sole executive officer of the Company.  He receives neither base compensation nor benefits and only charges time on an as needed basis on matters directly related to his role and responsibilities.  His time for such services is billed and paid at the rate of $250 per hour.  The compensation paid under such agreement to Mr. Offenberg during the past two fiscal years is shown under the “All Other Compensation” column in the following table.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compen- sation ($)	Total ($)
William Offenberg CEO and CFO	2010 2009							$92,350 $152,250	$92,350 $152,250

Certain Relationships and Related Transactions

One of the three current members of the Board, William Offenberg acts as an executive officer of the Company and cannot be considered an independent director; Mr. Black was chief financial officer of the Company until April 2010 and cannot be considered an independent director as he held such office during the previous three years; and Ms. Wolf is considered an independent director, as that term is defined under New York Stock Exchange Rule Section 303A, the NYSE’s Corporate Governance Rules.  Under those Rules, no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).  Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, as the concern is independence from management, the NYSE does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.  Accordingly, while Ms. Wolf own shares of the Company’s common stock, the Board views Ms. Wolf as independent under these standards.  In addition, a director is not independent under the NYSE Rules if: (i) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company; (ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service; (iii) (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; (iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

As previously disclosed in the Company’s public reports, the Board authorized its asset manager, Cupertino Capital, to pursue up to a total of $3 million of financing lines, that could be accessed as needed on a monthly basis, through a private placement of debt secured by trust deeds to the Brighton and Pulgas properties of $1.5 million each.  The Board authorized borrowing on what it deemed, at the time of these placements, to be market rate terms of: 11% interest to private lenders, a servicing fee of 0.5% per annum, an origination fee of 1% (if funded from a Company relationship or related party) or 3% (if funded from an independent third party) payable to Cupertino Capital, and maturity dates of October 1, 2011 for the line on Brighton and February 1, 2012 for the line on Pulgas.  The independent and disinterested members of the Board approved borrowing from each of Jeffrey Black and William Offenberg, as related parties, on the foregoing terms.  Mr. Black and Mr. Offenberg made funding commitments and began advancing funds on October 30, 2008.

Both lines of credit were structured such that the Company could draw on them only as needed and repay principal at any time cash became available.  In this way, the total interest costs paid by the Company would be minimized.  Therefore the principal balances of both these lines of credit fluctuate based on the draws and pay downs that routinely occur, typically on a monthly basis.  As of March 31, 2011, the total balance owed on both financing lines was $2,555,000.  These funds had been advanced by two related parties and two independent third party private lenders.  As of March 31, 2011 Mr. Offenberg and Mr. Black had net advances of principal totaling $1,275,000 and $650,000, respectively.  Total interest paid and payable on amounts advanced by Mr. Offenberg and Mr. Black from the inception of these lines in October 2008 through March 31, 2011 were $436,381 and $175,908, respectively.

In addition to the foregoing lines of credit, in December 2010 the Company borrowed $106,000 from Mr. Offenberg to pay property taxes on certain of its real properties.  The Company would have incurred a 10% penalty on property taxes due on December 10, 2010, without this short term financing.  The Company borrowed the funds for a period of approximately 40 days to avoid these substantial penalties.  The note was paid back in January 2011 with interest at a rate of 1% per month.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No member of the Company’s Board is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.  As described above, Board member William Offenberg is engaged by the Company to serve as the Chief Executive Officer and Chief Financial Officer of the Company, on the terms described herein.  Other than his employment in these capacities at the will of the Board, and the loan transactions discussed above, none of the Board members or any of their associates have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

INDEPENDENT PUBLIC ACCOUNTANTS

On November 10, 2005, the registrant engaged the firm of Pohl, McNabola, Berg + Company, LLP (“PMB”), San Francisco, California, as its principal accountant to audit its financial statements.  PMB has been the registrant’s principal accountant for its three most recent fiscal years and continues in that capacity.

Representatives of PMB are not expected to attend the meeting.

The Company accrues expenses associated with principal accountant fees and services in the year being audited or serviced.  The following table presents the expenses accrued by the Company for such fees and services:

	Year Ended September 30,
	2010	2009
Audit fees	$ 120,000	$ 130,611
Audit-related fees	-	-
Tax fees	23,000	23,000
All other fees	-	-
Total	$ 143,000	$ 153,611

Tax fees are comprised of fees related to the preparation and filing of the Company’s federal and applicable state tax returns.

As noted above, the Company does not have an independent audit committee, and the full board of directors therefore serves as the audit committee for all purposes relating to communication with the Company’s auditors and responsibility for the Company audit.  All engagements for audit services, audit related services and tax services are approved in advance by the full board of directors of the Company.  The Company's Board of Directors has considered whether the provision of the services described above for the fiscal years ended September 30, 2007 and 2006, is compatible with maintaining the auditor’s independence.

All audit and non-audit services that may be provided by our principal accountant to the Company shall require pre-approval by the Board.  Further, our auditor shall not provide those services to the Company specifically prohibited by the Securities and Exchange Commission, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Oversight Board determines, by regulation, is impermissible.

BENEFICIAL OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Capital Stock by Large Security Holders

The following table presents information regarding the beneficial ownership of the only known beneficial owners of in excess of 5% of our outstanding common shares.

Title of Class	Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Common Stock	MacKenzie Patterson Fuller, LLC 1640 School Street Moraga, California 94556	1,390,046	12.44
	Jay Duncanson c/o Menlo Advisors 800 Oak Grove Avenue Menlo Park, CA 94025	658,735	5.90
	Total	2,048,781	18.34

Beneficial Ownership of Capital Stock by Directors and Management

The following table presents information regarding the beneficial ownership of our capital stock as of June 30, 2011 of: (1) each of our directors and executive officers; and (2) all of our directors and executive officers as a group.  Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Title of Class	Beneficial Owner	Number of Shares	Percent of Class
Common Stock	Jeffrey Black	250,852	2.25
	Patricia Wolf	167,030	1.50
	William Offenberg	107,404	*
	Total	525,286	4.70

Section 16(a) Beneficial Ownership Reporting Compliance

Statements of beneficial ownership on SEC Form 3 respecting ownership of common stock were required within 10 days of becoming an officer or director, or beneficial owner of more than 10% of the outstanding common shares, and statements of changes in beneficial ownership are required within 48 hours of any such change.  Based solely on a review of copies of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the fiscal year ended 2008, or written representations that no such reports were required to be filed with the Securities and Exchange Commission, the Company believes that during the year ended September 30, 2008 and through the date of dissemination of this Proxy Statement, all directors and officers of the Company and beneficial owners of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act filed their required Forms 3, 4, or 5, as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

LEGAL PROCEEDINGS

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s shares, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER BUSINESS

The Board of Directors knows of no other matters, which may be presented for shareholder action at the meeting.  However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgments.

SHAREHOLDER PROPOSALS – 2011 ANNUAL MEETING

Shareholders are entitled to present proposals for action at a forthcoming shareholder’s meeting if they comply with the requirements of the proxy rules.  The Company’s Bylaws provide that any shareholder wishing to bring any matter before the annual meeting must deliver notice to the Secretary at the principal executive offices of the Company not less than 90 days before the first anniversary of the mailing date of the notice of the preceding year’s annual meeting.  Any proposals intended to be presented at the annual meeting of shareholders for the fiscal year ended September 30, 2010 must be received at the Company’s offices on or before November 8, 2011, in order to be considered for inclusion in the proxy statement and form proxy relating to such meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Los Gatos, California
June 25, 2011

BellaVista Capital, Inc.
Revocable Proxy
For Annual Meeting of Shareholders on July 21, 2011
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Patricia Wolf, corporate Secretary of BellaVista Capital, Inc., with full powers of substitution, to act as attorney and proxy for the undersigned to vote, as designated on this proxy, all shares of the Common Stock of BellaVista Capital, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders to be held at the Jewish Community Center (JCC), 14855 Oka Road, Los Gatos, California, on Thursday, July 21, 2011, at 2:00 PM  Pacific Daylight Time, and at any and all adjournments, in the manner indicated and in his discretion on any other business which may properly come before the meeting.

Proposal No. 1	Election of Director. The Board recommends a vote FOR election of the following nominee:

Jeffrey Black as a Class II director
FOR Œ	AGAINST Œ	ABSTAIN Œ

Proposal No. 2	To approve, on an advisory basis, the compensation of our named executive officer. The Board recommends a vote FOR approval of the compensation arrangement:

FOR Œ	AGAINST Œ	ABSTAIN Œ

Proposal No. 3	To approve, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers. The Board recommends a vote for once every 3 Years:

1 Year Œ	2 Years Œ	3 Years Œ	ABSTAIN Œ

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.  THIS PROXY WILL BE VOTED BY THE INDIVIDUAL NAMED IN THIS PROXY IN HIS BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

    Dated: ___________, 2011

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Print Name                                                                                          Signature

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Print Name                                                                                          Signature

(Please sign exactly as name appears on stock certificate.  Where stock is registered jointly, all owners must sign.  Corporate owners should sign full corporate name by an authorized person.  Executors, administrators, trustees or guardians should indicate their status when signing.)